Independent Bank Corporation Earnings Call Fourth Quarter 2022 January 26, 2023 (NASDAQ: IBCP)

Cautionary note regarding forward-looking statements This presentation contains forward-looking statements about Independent Bank Corporation. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of Independent Bank Corporation. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting Independent Bank Corporation, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Independent Bank Corporation’s revenues and the values of its assets and liabilities, reduce the availability of funding from certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect Independent Bank Corporation in substantial and unpredictable ways. Independent Bank Corporation’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in the level of tariffs and other trade policies of the United States and its global trading partners; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk. Certain risks and important factors that could affect Independent Bank Corporation's future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Independent Bank Corporation undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise. 2

Agenda  Formal Remarks. – William B. (Brad) Kessel, President and Chief Executive Officer – Gavin A. Mohr, Executive Vice President and Chief Financial Officer – Joel Rahn, Executive Vice President – Commercial Banking  Question and Answer session.  Closing Remarks. Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab. 3

4Q22 Overview 4 4Q22 Earnings • Net income of $15.1 million, or $0.71 per diluted share, compared to $12.5 million, or $0.58 per diluted share, in 4Q21 • Pre-tax, pre-provision income of $20.0 million, an increase of 24% from $16.1 million in 4Q21 • Growth in net interest income offset lower net gain on sale of mortgage loans • Strong profitability results in 5.2% increase in tangible book value per share from end of prior quarter Commercial Banking Continues to Generate Solid Loan Growth • 6.6% annualized growth in total loans primarily driven by increase in commercial portfolio • 16.5% annualized growth in commercial portfolio with good diversification across sectors and markets • Expansion into new markets and impact of commercial banker additions generating larger volume of opportunities and resulting in strong commercial loan growth while being selective in new loan production Positive Trends in Key Metrics • Net interest margin increased 3 bps to 3.52% • Asset quality remained exceptional with NPAs/Total Assets stable at 0.08% and net loan recoveries in the quarter, with delinquencies in installment portfolio remaining stable and at low levels • Capital ratios strengthened with bank level Total Capital to Total Risk-weighted Assets Ratio increasing 5 bps to 12.22% Conservative Balance Sheet Management • No shares repurchased during 4Q22 in order to preserve capital to build TCE and support strong organic loan growth • Loan-to-deposit ratio of 79% provides significant liquidity to continue funding loan growth • While asset quality remains excellent, IBCP is well reserved ahead of potential economic weakness with ACL/Total Loans increasing to 1.51%

5

Low Cost Deposit Franchise

Focused on Core Deposit Growth

Deposit Composition – 12/31/22


Brokered
5%
Time
7%
Non-interest Bearing
29%
Reciprocal
14%
$4.4B
Core
Deposits:
87.8%
Savings and Interest-
bearing Checking
45%

Cost of Deposits (%)/Total Deposits ($B)


$3.6
$3.6
$3.9
$3.9
$4.1
$4.1
$4.2
$4.3
$4.3
$4.4
0.23%
0.39%
0.14%
0.12%
0.11%
0.09%
0.07%
0.11%
0.33%
0.77%
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
Total Deposits
Cost Of Deposits

Note: Core deposits defined as total deposits less maturity deposits.

Deposit Highlights

- Substantial core funding – $3.85 billion of non-maturity deposit accounts (87.8% of total deposits).
- Total deposits increased $262.0 million (6.4%) since 12/31/21 with non-interest bearing down $51.8 million, savings and interest- bearing checking up $75.8 million, reciprocal up $15.9 million and time up $13.1 million.
- Deposits by Customer Type:
  - Retail – 52.8%
  - Commercial – 33.3%
  - Municipal – 13.9%

Michigan Deposit Market Share

Rank 2022	Institution	Deposits in Market ($M)	Mkt. Share (%)
1	JPMorgan Chase & Co.	69,955	26.4%
2	Huntington Bancshares Inc.	36,160	13.7%
3	Comerica Inc.	33,063	12.5%
4	Bank of America Corp.	30,306	11.5%
5	The PNC Financial Services Group Inc.	21,228	8.0%
6	Fifth Third Bancorp	16,829	6.4%
7	New York Community Bancorp Inc.	13,896	5.3%
8	Citizens Financial Group Inc.	6,830	2.6%
9	Independent Bank Corp.	4,359	1.6%
10	Mercantile Bank Corp.	2,528	1.0%
	Total for Institutions in Market	$264,589	

Data: S&P Global

Source: S&P Global deposit market share data based on FDIC Summary of Deposits Annual Survey as of June 30, 2022.

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Historic IBC Cost of Funds (excluding sub debt) vs. the Federal Funds Rate 6 Cumulative Cycle Beta = 16.2%

Diversified Loan Portfolio Focused on High Quality Growth 7 Lending Highlights Note: Portfolio loans exclude loans HFS.  Portfolio loan changes in 4Q’22: − Commercial – increased $58.6 million. − Average new origination yield of 6.39%. − Mortgage – increased $13.5 million. − Average new origination yield of 6.02%. − Installment – decreased $16.7 million. − Average new origination yield of 6.81%.  Mortgage loan portfolio weighted average FICO of 753 and average balance of $172,605.  Installment weighted average FICO of 758 and average balance of $25,227.  Commercial loan rate mix: − 50% fixed / 50% variable. − Indices – 63% tied to Prime, 3% tied to LIBOR, 1% tied to a US Treasury rate and 33% tied to SOFR.  Mortgage loan (including HECL) rate mix: − 65% fixed / 35% adjustable or variable. − 24% tied to Prime, 33% tied to LIBOR, 13% tied to a US Treasury rate and 30% tied to SOFR. Loan Composition – 12/31/22 $3.5B Yield on Loans (%)/Total Portfolio Loans ($B) $2.9 $2.7 $2.8 $2.8 $2.9 $2.9 $3.0 $3.3 $3.4 $3.4 4.14% 4.31% 4.01% 3.95% 4.13% 4.08% 3.82% 4.01% 4.39% 4.90% Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 3Q'22 4Q'22 Total Portfolio Loans Yield on Loans Commercial 42% Mortgage 39% Installment 18% Held for Sale 1%

Loans by Industry as a % of Total Commercial Loans ($ in millions) Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions) 8 Concentrations within $1.47B Commercial Loan Portfolio 8 Note: $937 million, or 63.9% of the commercial loan portfolio is C&I or owner occupied, while $ 530 million, or 36.1% is investment real estate. The percentage concentrations are based on the entire commercial portfolio of $1.467 billion as of December 31, 2022

Credit Quality Summary Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing. Note 2: 12/31/16 30 to 89 days delinquent data excludes $1.63 million of payment plan receivables that were held for sale. Non-performing Assets ($ in Millions) ORE/ORA ($ in Millions)Non-performing Loans ($ in Millions) 30 to 89 Days Delinquent ($ in Millions) 9 $13.4 $8.2 $8.6 $9.5 $7.9 $7.1 $5.1 $5.6 $5.1 $5.0 $4.5 $3.8 $3.7 0.4% 0.3% 0.3% 0.3% 0.3% 0.2% 0.2% 0.2% 0.2% 0.2% 0.1% 0.1% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 Non-performing Loans (NPLs) NPLs / Total Loans 1.1% $5.0 $1.6 $1.3 $1.9 $0.8 $0.3 $0.3 $0.2 $0.2 $0.4 $0.5 $0.3 $0.5 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 2016 2017 2018 2019 2020 Q1 Q2 Q3 Q4'21 Q1 Q2 Q3 Q4'22 $5.3 $4.8 $4.4 $7.2 $13.2 $3.9 $3.5 $2.4 $2.3 $2.7 $3.7 $2.3 $3.1 0.3% 0.2% 0.2% 0.3% 0.5% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 30-89 Days PD 30-89 Days PD / Loans $18.4 $9.8 $9.9 $11.4 $8.6 $7.4 $5.4 $5.8 $5.3 $5.4 $5.0 $4.2 $4.2 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 Non-performing Loans 90+ Days PD ORE/ORA

Strong Capital Position 10 TCE / TA (%) Leverage Ratio (%) CET1 Ratio (%) Total RBC Ratio (%) Strong Capital Position • Long-term capital Priorities: Capital retention to support organic growth, acquisitions and return of capital through strong and consistent dividends and share repurchases. • Well capitalized in all regulatory capital measurements. • 2022 Share Repurchases: • 181,586 shares • $22.08 avg price per share • Tangible common equity ratio excluding the impact of unrealized losses on securities AFS and HTM is 7.93% 8.6 8.2 8.0 7.9 6.9 6.3 6.2 6.4 0 5 10 15 2020 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 12.0 11.7 11.3 11.1 10.7 10.3 10.3 10.4 0 5 10 15 2020 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 9.2 9.0 9.0 8.8 8.8 8.7 8.8 8.9 0 5 10 15 2020 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 16.0 15.5 14.9 14.7 14.2 13.7 13.5 13.6 0 2 4 6 8 10 12 14 16 18 20 2020 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22

Highlights  Net interest income increased $0.7 million in 4Q’22 vs. 3Q’22 due to an increase in average earning assets and an increase in the net interest margin.  Net interest margin was 3.52% during the fourth quarter of 2022, compared to 3.13% in the year-ago quarter and 3.49% in the third quarter of 2022. Yields, NIM and Cost of Funds (%) Net Interest Income ($ in Millions) Net Interest Margin/Income 11 3.62 3.57 3.27 3.22 3.37 3.30 3.16 3.47 3.92 4.41 3.31 3.12 3.05 3.02 3.18 3.13 3.00 3.26 3.49 3.52 0.09 0.09 0.08 0.07 0.08 0.08 0.12 0.77 2.18 3.65 0.23 0.39 0.14 0.12 0.11 0.10 0.10 0.12 0.45 0.92 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Earning Asset Yield Net Interest Margin (FTE) Average Effective FF Yield Cost of Funds $32.0 $31.0 $30.3 $31.4 $33.8 $34.3 $33.0 $36.1 $39.9 $40.6 $25.0 $27.0 $29.0 $31.0 $33.0 $35.0 $37.0 $39.0 $41.0 $43.0 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22

Linked Quarter Analysis

12

4Q'22 NIM Changes

Q3'22	3.49%
Increase in investment yield	0.13%
Change in loan yield and mix	0.36%
Change in funding mix	-0.01%
Increase in funding costs	-0.45%
Q4'22	3.52%

Linked Quarter Average Balances and FTE Rates

($ in thousands)

	4Q22			3Q22			Change		
	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield
Cash	$5,069	$48	3.76%	$5,830	$28	1.91%	($761)	$20	1.85%
Investments	1,182,462	9,271	3.14%	1,243,856	8,248	2.65%	(61,394)	1,023	0.48%
Commercial loans	1,420,148	20,837	5.82%	1,369,513	17,245	5.00%	50,635	3,592	0.83%
Mortgage loans	1,392,198	14,499	4.17%	1,338,283	13,268	3.97%	53,915	1,231	0.20%
Consumer loans	637,598	6,776	4.22%	652,825	6,598	4.01%	(15,227)	178	0.21%
Earning assets	$4,637,475	$51,431	4.41%	$4,610,307	$45,387	3.92%	$27,168	$6,044	0.49%
Nonmaturity deposits	$2,519,294	$6,046	0.95%	$2,548,213	$2,803	0.44%	($28,919)	3,243	0.52%
CDARS deposits	34,442	160	1.84%	31,653	30	0.38%	2,789	130	1.47%
Retail Time deposits	303,103	891	1.17%	318,731	547	0.68%	(15,628)	344	0.49%
Brokered deposits	165,536	1,446	3.47%	52,082	245	1.87%	113,454	1,201	1.60%
Bank borrowings	57,925	553	3.79%	45,494	282	0.62%	12,431	271	3.17%
IBC debt	79,074	1,280	6.42%	79,037	1,121	5.63%	37	159	0.80%
Cost of funds	$3,159,374	$10,376	1.30%	$3,075,210	$5,028	0.65%	$84,164	$5,348	0.65%
Free funds	$1,478,101			$1,535,097			($56,996)		
Net interest income		$41,055			$40,359			$696	
Net interest margin			3.52%			3.49%			0.03%

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13

Interest Rate Risk Management

Changes in Net Interest Income

December 31, 2022

	-200	-100	Base-rate	+100	+200
			(Dollars in 000's)		
Net Interest Income	$ 163,958	$ 166,618	$ 167,349	$ 166,977	$ 165,771
Change from Base	-2.03%	-0.44%	-	-0.22%	-0.94%

September 30, 2022

	-200	-100	Base-rate	+100	+200
			(Dollars in 000's)		
Net Interest Income	$ 164,135	$ 167,764	$ 169,963	$ 170,676	$ 170,446
Change from Base	-3.43%	-1.29%	-	0.42%	0.28%

Simulation analyses calculate the change in net interest income over the next twelve months, under immediate parallel shifts in interest rates, based upon a static statement of financial condition, which includes derivative instruments, and does not consider loan fees.

- The decrease in the base case modeled NII is due to an adverse shift in the funding mix and higher than modeled betas on interest bearing deposits during the quarter. These changes were partially offset by earning asset growth and a favorable change in earning asset composition.
- There was a modest increase in the sensitivity to rising rates during 4Q22. The change in sensitivity is primarily due to a shift in the funding mix with a decline in DDA and savings accounts and an increase in wholesale funding.
- Base-rate is a static balance sheet applying the spot yield curve from the valuation date.
- Stable core funding base. Transaction accounts fund 42.3% of assets and other non-maturity deposits fund another 22.6% of assets. Moderate wholesale funding of just 7.5% of assets.
- 28.0% of assets reprice in 1 month and 41.3% reprice in the next 12 months.
- Continually evaluating strategies to manage NII through hedging as well as product pricing and structure.

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Strong Non-interest Income 14  Diverse sources of non-interest income, representing 18.4% of operating revenue in 4Q’22.  The $0.2 million comparative quarterly increase in service charges on deposit accounts is primarily attributed to fees related to Treasury Management.  Mortgage banking: − $1.5 million in net gains on mortgage loans in 4Q’22 vs. $5.6 million in the year ago quarter. A combination of lower mortgage loan sales volume, reduced profit margins and fair value adjustments led to this decrease. − $138.9 million in mortgage loan originations in 4Q’22 vs. $424.6 million in 4Q’21 and $209.0 million in 3Q’22. − 4Q’22 mortgage loan servicing includes a $0.5 million ($0.02 per diluted share, after tax) decrease in fair value adjustment due to price compared to an increase of $0.6 million ($0.02 per diluted share, after tax) in the year ago quarter.Source: Company documents. $61.9M 2022 YTD Non-interest Income (thousands) Non-interest Income Trends ($M) Highlights Interchange income, $13,955 Service Chg Dep, $12,288 Gain (Loss)- Mortgage Sale, $6,431 Gain (Loss)- Securities, $(275) Mortgage loan servicing, net, $18,773 Investment and insurance commissions, $2,898 Bank owned life insurance, $360 Other income, $7,479 $27.0 $22.4 $26.4 $14.8 $19.7 $15.8 $18.9 $14.6 $16.9 $11.5 45.8% 41.9% 46.6% 32.0% 36.8% 30.3% 35.4% 27.6% 27.3% 18.4% 0.0 10.0 20.0 30.0 40.0 50.0 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Non-interest Income Non-interest Inc/Operating Rev (%)

Focus on Improved Efficiency 15 Source: Company documents. Non-interest Expense ($M) Highlights Efficiency Ratio (4 quarter rolling average)  4Q’22 efficiency ratio of 60.8%.  Compensation and employee benefits expense of $20.4 million, an increase of $0.5 million from the prior year quarter.  Compensation (salaries and wages) increased $1.3 million due to raises that were generally effective at the start of the year, a decreased level of compensation that was deferred in the fourth quarter of 2022 as direct origination costs (lower mortgage loan origination volume), and an increase in lending personnel.  $0.3 million decrease in performance based compensation expense accrual.  Payroll taxes and employee benefits decreased $0.5 million due to lower payroll taxes, health care costs and lower mortgage incentives.  Data processing costs decreased by $0.2 million primarily due to lower debit card production costs and lower net mortgage processing costs.  Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels. $33.6 $32.7 $30.0 $32.5 $34.5 $34.0 $31.5 $32.4 $32.4 $32.1 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Compensation and Benefits Loan and Collection Occupancy Data Processing FDIC Insurance Other Total 59.8% 55.9% 59.9% 61.7% 63.2% 64.8% 63.1% 61.3% 59.8% Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 1Q'22 2Q'22 3Q'22 4Q'22

2022 Outlook Update Category Outlook Lending Continued growth IBCP goal of low double digit (approximately 10%) overall loan growth is based on increases in commercial loans, mortgage loans and consumer loans. Expect much of this growth to occur in the last three quarters of 2022. This growth forecast also assumes an improving Michigan economy. Q4 Update: Total portfolio loans increased $55.5 million (6.5% annualized) in 4Q’22 and $560.3 million (19.3% annualized) for full year 2022 which is higher than our forecasted range. Commercial and mortgage loans had positive growth in the fourth quarter while installment loans decreased. Net Interest Income Growth driven primarily by higher average earning assets The elimination of accelerated fee accretion ($8.9 million in 2021) related to Paycheck Protection Program will make net interest income (NII) growth challenging in 2022. IBCP goal low single digit (1%-3%) growth is primarily supported by an increase in earning assets. Expect the net interest margin (NIM) to trend lower (0.10% - 0.15%) in 2022 compared to full-year 2021. Primary driver is a reduction in earing asset yield. The forecast assumes a 0.25% increase in June and September in the federal funds rate and long-term interest rates up slightly over year end 2021 levels. Q4 Update: 4Q’22 net interest income was $6.3 million (18.4%) higher than the prior year quarter. The net interest margin was 3.52% for the quarter, up 0.03% from the linked quarter and up 0.39% from the prior year quarter. The 18.4% increase in net interest income is due to an increase in average interest-earning assets as well as an increase in net interest margin. Provision for Credit Losses Steady asset quality metrics Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. The allowance as a percentage of total loans was at 1.63% at 12/31/21. A full year 2022 provision (expense) for credit losses of approximately 0.15% to 0.20% of average total portfolio loans would not be unreasonable. Q4 Update: The provision for credit losses was an expense of $1.4 million (0.16% annualized) in 4Q’22 which was within our forecasted range of an expense of 0.15% to 0.20% of average portfolio loans. The year-to-date provision for credit losses was an expense of $5.3 (0.15%) which is within our forecasted range. The 4Q’22 provision expense was primarily the result of an increase in subjective allocations primarily related to general economic conditions and loan growth. Non-interest Income IBCP forecasted 2022 quarterly range of $13 million to $17 million with the total for the year down 20% to 25% from 2021 actual of $76.6 million Expect mortgage loan origination volumes in 2022 to be down by approximately 21%, interchange income in 2022 to increase approximately 5% as compared to 2021 and service charges on deposits to be collectively comparable to 2021 (a decline in NSF fees to be largely offset by an increase in treasury management related service charges). Q4 Update: Non-interest income totaled $11.5 million in 4Q’22, which was below the forecasted range. 4Q’22 mortgage loan originations, sales and gains totaled $138.9 million, $80.6 million and $1.5 million, respectively. The decrease in net gains on mortgage loans sold was primarily due to lower sales volume and decreased profit margin on mortgage loan sales. Mortgage loan servicing generated a gain of $0.6 million in 4Q’22 due primarily to a an increase in mortgage loan servicing revenue. The $1.3 million (14.3%) comparative year-to-date increase in other income is primarily attributed to a gain on sale ($1.0 million) of two bank owned properties. Non-interest Expenses IBCP forecasted 2022 quarterly range of $30.5 million to $32.5 million with the total for the year down (3%-5%) from the 2021 actual of $131.0 million. The primary driver is a decrease in total compensation and employee benefits due primarily to a reduction in incentive compensation, conversion related expense and costs(recoveries) related to unfunded lending commitments. Q4 Update: : Total non-interest expense was $32.1 million in the fourth quarter of 2022, within our forecasted range. The $0.5 million comparative quarterly increase in compensation and employee benefits was primarily due to lower incentive compensation. The $0.4 million comparative quarterly decrease in data processing expense is primarily related to lower debit card production costs and lower net mortgage processing costs. Income Taxes Approximately an 18.5% effective income tax rate in 2022. This assumes a 21% statutory federal corporate income tax rate during 2022. Q4 Update: Actual effective income tax rate of 18.8 for the 4Q’22 and 18.6% for the full year 2022. Share Repurchases 2022 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. Expect total share repurchases in 2022 at the mid-point of this authorization. Q4 Update: There were no share repurchases in 4Q’22. The Company repurchased 181,586 (16.5% of repurchase authorization) shares at an average price of $22.08 for the full year of 2022. 16

2023 Outlook Category Outlook Lending Continued growth IBCP goal of low double digit (approximately 10%-12%) overall loan growth is based on increases in commercial loans and mortgage loans with installment loans remaining flat. Expect much of this growth to occur in the last three quarters of 2023. This growth forecast also assumes a stable Michigan economy. Net Interest Income Growth driven primarily by higher average earning assets IBCP goal of high single digit (7%-9%) growth is primarily supported by an increase in earning assets and a favorable shift in the earning asset base. Expect the net interest margin (NIM) to be stable to slightly higher (0.05% - 0.10%) in 2023 compared to full-year 2022. Primary driver is an increase in earing asset yield. The forecast assumes a 0.50% Fed rate increase in February, a 0.25% increase in March and a 0.25% decrease in September and December in the federal funds rate while long-term interest rates decline slightly over year-end 2022 levels. Provision for Credit Losses Steady asset quality metrics Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. The allowance as a percentage of total loans was at 1.51% at 12/31/22. A full year 2022 provision (expense) for credit losses of approximately 0.25% to 0.35% of average total portfolio loans would not be unreasonable. Non-interest Income IBCP forecasted 2023 quarterly range of $11 million to $13 million with the total for the year down 20% to 25% from 2022 actual of $61.9 million Expect mortgage loan origination volumes in 2023 to be down by approximately 20%, a decline in mortgage loan servicing net of approximately 80%, interchange income in 2022 to increase approximately 2.0% to 3.0% as compared to 2022 and service charges on deposits to be collectively comparable to 2022 (a decline in NSF fees to be largely offset by an increase in treasury management related service charges). Non-interest Expenses IBCP forecasted 2023 quarterly range of $32.0 million to $33.5 million with the total for the year up 1.5% to 2.5% from the 2022 actual of $127.7 million. The primary driver is an increase in data processing and FDIC deposit insurance premiums. Income Taxes Approximately an 18.8% effective income tax rate in 2023. This assumes a 21% statutory federal corporate income tax rate during 2023. Share Repurchases 2023 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. Share repurchases will be dependent on capital levels, capital allocation options and share price trends. We are not modeling any share repurchases in 2023. 17

18

Strategic Initiatives

Growth

- Organic growth through servicing businesses and consumers in our Markets in an inclusive way to include straight forward marketing, improved brand awareness and enhanced outreach efforts that foster strong customer relationships and engagement.
- Improve net interest income via balanced loan growth, disciplined risk adjusted loan pricing and active management of deposit pricing.
- Add new customers and grow revenue by leveraging new **LPO's** and talented sales staff & outbound calling efforts.
- Leverage data analytics for innovative targeted customer acquisitions, retention and cross sales strategies, inside sales efforts and referrals with strategic business unit partners.
- Supplement our organic growth initiatives via selective and opportunistic bank acquisitions and branch acquisitions.

Process Improvement & Cost Controls

- Enhance process improvement expertise, enabling all business lines and departments to streamline/automate operating processes and workflows.
- Leverage technology, capitalizing upon core conversion new capabilities, streamline and improve bank processes.
- Leverage virtual capabilities to make more effective meetings, training and customer engagement.
- Optimize branch delivery channel including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging our existing technology.
- Expand Digital Branch (call center) services.

Talent Management

- Sustain and enhance a constructive culture, supported by a highly engaged workforce that embraces and encourages a diverse, equitable, inclusive and flexible work environment.
- Retain and attract top talent.
- Align learning and development initiatives in support of bank priorities and employees' continued growth.
- Demonstrate that we are committed to the well-being of our team members who ensure our success. This entails recognizing and rewarding contributions, developing new talent via internships, providing coaching and development, and planning for succession and new opportunities.

Risk Management

- Produce strong and consistent earnings and capital levels.
- Maintain good credit quality aided by strong proactive asset quality monitoring and problem resolution.
- Practice sound risk management with effective reporting to include fair banking and scenario planning.
- Actively manage and monitor liquidity and interest rate risk.
- Promote strong, independent & collaborative risk management, utilizing three layers of defense (business unit, risk management and internal audit).
- Ensure effective operational controls with special emphasis on cyber security, fraud prevention, core system conversion and regulatory compliance.
- Maintain effective relationships with regulators & other outside oversight parties. Provide effective ESG (Environmental, Social and Governance) disclosures for investors and other interested parties.

Member FDIC

Be Independent

Q&A and Closing Remarks Question and Answer Session Closing Remarks Thank you for attending! NASDAQ: IBCP 19

Appendix 20 Additional Financial Data and Non-GAAP Reconciliations

21

Historical Financial Data

($M except per share data)	2017	2018	2019	2020	2021	2022	5 Year CAGR
		Year Ended December 31,					
Balance Sheet:							
Total Assets	$2,789	$3,353	$3,565	$4,204	$4,705	$5,000	12.4%
Portfolio Loans	$2,019	$2,583	$2,725	$2,734	$2,905	$3,465	11.4%
Deposits	$2,401	$2,913	$3,037	$3,637	$4,117	$4,379	12.8%
Tangible Common Equity	$263	$304	$317	$357	$367	$317	3.8%
Profitability:							
Pre-Tax, Pre-Provision Income	$39.6	$50.6	$58.6	$81.9	$75.4	$83.1	16.0%
Pre-Tax, Pre-Prov / Avg. Assets	1.50%	1.62%	1.70%	2.08%	1.62%	1.68%	-
Net Income[(1)]	$20.5	$39.8	$46.4	$56.2	$62.9	$63.4	25.4%
Diluted EPS	$0.95	$1.68	$2.00	$2.53	$2.88	$2.97	25.6%
Return on Average Assets[(1)]	0.77%	1.27%	1.35%	1.43%	1.41%	1.31%	-
Return on Average Equity[(1)]	7.82%	12.38%	13.63%	15.68%	16.13%	18.41%	-
Net Interest Margin (FTE)	3.65%	3.88%	3.80%	3.34%	3.10%	3.32%	-
Efficiency Ratio	69.20%	67.20%	64.90%	59.24%	62.87%	59.71%	-
Asset Quality:							
NPAs / Assets	0.35%	0.29%	0.32%	0.21%	0.11%	0.08%	-
NPAs / Loans + OREO	0.49%	0.38%	0.42%	0.32%	0.18%	0.12%	-
Reserves / Total Loans	1.12%	0.96%	0.96%	1.30%	1.63%	1.51%	-
NCOs / Avg. Loans	(0.06%)	(0.03%)	(0.02%)	0.11%	(0.07%)	0.00%	-
Capital Ratios:							
TCE Ratio	9.4%	9.2%	9.0%	8.6%	7.9%	6.4%	-
Leverage Ratio	10.6%	10.5%	10.1%	9.2%	8.8%	8.8%	-
Tier 1 Capital Ratio	14.0%	13.3%	12.7%	13.3%	12.2%	11.4%	-
Total Capital Ratio	15.2%	14.3%	13.7%	16.0%	14.7%	13.7%	-
Shareholder Value:							
TBV/Share	$ 12.34	$ 12.90	$ 14.08	$ 16.33	$ 17.33	$ 15.04	4.0%
Dividends Paid per Share	$ 0.42	$ 0.60	$ 0.72	$ 0.80	$ 0.84	$ 0.88	15.9%
Value of Shares Repurchased	$ -	$ 12.7	$ 26.3	$ 14.2	$ 17.3	$ 4.0	-

Member FDIC

Be Independent

22Non-GAAP to GAAP Reconciliation December 31, September 30, June 30, March 31, December 31, 2022 2021 2020 2019 2022 2022 2022 2022 2021 Net interest income $ 149,561 $ 129,765 $ 123,612 $ 122,581 $ 40,602 $ 39,897 $ 36,061 $ 33,001 $ 34,285 Non-interest income 61,909 76,643 80,745 47,736 11,468 16,861 14,632 18,948 15,771 Non-interest expense 128,341 131,023 122,413 111,733 32,091 32,366 32,434 31,450 33,954 Pre-Tax, Pre-Provision Income 83,129 75,385 81,944 58,584 19,979 24,392 18,259 20,499 16,102 Provision for credit losses 5,341 (1,928) 12,463 824 1,390 3,145 2,379 (1,573) 630 Income tax expense 14,437 14,418 13,329 11,325 3,503 3,950 2,879 4,105 2,964 Net income $ 63,351 $ 62,895 $ 56,152 $ 46,435 $ 15,086 $ 17,297 $ 13,001 $ 17,967 $ 12,508 Average total assets 4,825,723$ 4,465,577$ 3,933,655$ 3,440,232$ 4,934,859$ 4,884,841$ 4,758,960$ 4,721,205$ 4,654,491$ Performance Ratios Return on average assets 1.31% 1.41% 1.43% 1.35% 1.21% 1.40% 1.10% 1.54% 1.07% Pre-tax, Provision return on average assets 1.72% 1.69% 2.08% 1.70% 1.61% 1.98% 1.54% 1.76% 1.37% Year Ended December 31, Quarter Ended (Dollars in thousands)

23 Reconciliation of Non-GAAP Financial Measures 2022 2021 2022 2021 Net Interest Margin, Fully Taxable Equivalent ("FTE") Net interest income 40,602$ 34,285$ 149,561$ 129,765$ Add: taxable equivalent adjustment 453 492 1,878 1,866 Net interest income - taxable equivalent 41,055$ 34,777$ 151,439$ 131,631$ Net interest margin (GAAP) (1) 3.48% 3.08% 3.28% 3.06% Net interest margin (FTE) (1) 3.52% 3.13% 3.32% 3.10% (1) Annualized. Three Months Ended Year Ended December 31, December 31, (Dollars in thousands)

24 Reconciliation of Non-GAAP Financial Measures (continued) Independent Bank Corporation Tangible Common Equity Ratio December 31, September 30, June 30, March 31, December 31, 2022 2021 2020 2019 2022 2022 2022 2022 2021 Common shareholders' equity 347,596$ 398,484$ 389,522$ 350,169$ 347,596$ 332,308$ 331,134$ 355,449$ 398,484$ Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 2,551 3,336 4,306 5,326 2,551 2,697 2,871 3,104 3,336 Tangible common equity 316,745$ 366,848$ 356,916$ 316,543$ 316,745$ 301,311$ 299,963$ 324,045$ 366,848$ Total assets $ 4,999,787 $ 4,704,740 $ 4,204,013 $ 3,564,694 $ 4,999,787 $ 4,931,377 $ 4,826,209 $ 4,761,983 $ 4,704,740 Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 2,551 3,336 4,306 5,326 2,551 2,697 2,871 3,104 3,336 Tangible assets $ 4,968,936 $ 4,673,104 $ 4,171,407 $ 3,531,068 $ 4,968,936 $ 4,900,380 $ 4,795,038 $ 4,730,579 $ 4,673,104 Common equity ratio 6.95% 8.47% 9.27% 9.82% 6.95% 6.74% 6.86% 7.46% 8.47% Tangible common equity ratio 6.37% 7.85% 8.56% 8.96% 6.37% 6.15% 6.26% 6.85% 7.85% Year Ended December 31, Quarter Ended (Dollars in thousands)